UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 8, 2006
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement to Amend, dated May 30, 2006
Amendment #2 to Employment Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously announced, on October 10, 2006, the Board of Directors of Sovereign Bancorp, Inc. (“Sovereign”) appointed Joseph P. Campanelli as interim Chief Executive Officer and interim President of Sovereign and interim Chief Executive Officer of Sovereign Bank (the “Bank”), the wholly-owned banking subsidiary of Sovereign. Mr. Campanelli is a party to an Employment Agreement with Sovereign, a copy of which was filed as Exhibit 10.14 to Sovereign’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. On May 30, 2006, Mr. Campanelli agreed to amend the definition of “change in control” in the Employment Agreement as a result of Sovereign’s transactions with Banco Santander Central Hispano, S.A., as set forth in an Agreement to Amend, dated May 30, 2006, a copy of which is attached hereto as Exhibit 10.2. The Employment Agreement as amended through May 30, 2006 is referred to in this Report as the “Employment Agreement.”
     On November 8, 2006, in connection with Mr. Campanelli’s appointment to his new positions, the Executive Committee of Sovereign’s Board of Directors, upon the recommendation of the Compensation Committee, approved an Amendment #2 to Employment Agreement, dated as of October 10, 2006, between Sovereign and Mr. Campanelli (the “Second Amendment”). Mr. Campanelli’s compensation and benefits under the Second Amendment are summarized below:
•	Salary. Mr. Campanelli’s salary is fixed at an annual rate of $750,000.

•	Annual Bonus. The amount of Mr. Campanelli’s annual bonuses under Section 4(b) of the Employment Agreement will be fixed at a maximum of 133% of his salary each year and will be contingent upon the achievement of annual performance objectives established by Sovereign’s Board of Directors, subject to the discretion presently reserved by the Compensation Committee and the Board of Directors to pay a bonus under Sovereign’s short-term incentive plans whether or not financial goals are achieved for a particular year. Any annual bonus will be payable, one-third in cash and two-thirds in Sovereign common stock in the manner and at the time specified by the Board of Directors for executives generally. For calendar year 2006, Mr. Campanelli’s annual bonus will not be less than $225,000.

•	Long-Term Incentive Grant. Mr. Campanelli will receive a restricted stock grant for the three-year period 2007-2009 equal to 51,932 shares of Sovereign common stock. The specific terms of the award (including reasonable performance goals and provision for cliff vesting on the third anniversary of the grant date, subject to acceleration of vesting under certain circumstances) will be determined by Sovereign’s Board of Directors and such performance goals will be consistent with terms applicable to other executive officers.

•	Stay Bonus. If Mr. Campanelli remains employed by Sovereign and/or the Bank on October 9, 2007, he will receive a lump-sum cash payment of $1,250,000 He will also receive this payment if his employment is terminated prior to October 9, 2007 by Sovereign for any reason other than for Cause (as defined in the Employment Agreement) or by Mr. Campanelli for Good Reason after a Change in Control (as defined in the Employment Agreement).

•	Termination Benefits if Not Appointed Permanent CEO. In the event that Mr. Campanelli’s interim status as Chief Executive Officer of Sovereign is not made permanent by October 9, 2007 (or if, prior to October 9, 2007, Sovereign’s Board appoints another individual as Chief Executive Officer of Sovereign on an interim or permanent basis) and Mr. Campanelli elects to terminate his employment within 90 days thereafter, he will be entitled to the following benefits:
•	He will receive a lump-sum cash payment of $1,750,000.

•	His restricted stock award of 51,932 shares of Sovereign common stock will immediately vest on a pro-rated basis, without regard to the achievement of any financial or other performance goals set by Sovereign’s Board of Directors, based upon the number of days he has been employed since January 1, 2007. The vested amount for this award will not be less than one-third of the entire restricted stock award. In addition, to the extent applicable, all of his other nonperformance-based restricted stock awards that would otherwise vest before October 9, 2007, will vest and be released free from restriction.

•	To the extent permitted under the relevant equity compensation plan, all outstanding stock options held by Mr. Campanelli will vest, and he will have up to three months thereafter to exercise such options. If a particular equity compensation plan does not permit accelerated vesting or continued exercisability of stock options, he will receive a cash payment equal to the spread between the aggregate fair market value of the shares of Sovereign common stock subject to such stock options and the exercise price of the options.

•	In the case of a voluntary termination by Mr. Campanelli, any unvested amount under the Sovereign Bancorp, Inc. Bonus Recognition and Retention Plan (the “BRRP”) and attributable solely to Mr. Campanelli’s deferred bonus amounts and earnings thereon, but excluding any matching amounts payable by Sovereign under the BRRP, will vest and be payable to Mr. Campanelli pursuant to his prior election under the BRRP.
The payments and benefits which may be provided to Mr. Campanelli if his interim status as Chief Executive Officer of Sovereign is not made permanent are in lieu of any benefits that he would be entitled to receive under the Employment Agreement, as amended by the Second Amendment, except for certain provisions relating to a continuation of certain welfare and related benefits and eligibility for indemnification in accordance with applicable law and Sovereign’s policies.

•	Termination Benefits under Other Circumstances. In the event that Mr. Campanelli’s employment is terminated under circumstances other than as described above relating to his interim status as Chief Executive Officer, he will be entitled to receive the benefits provided under the Employment Agreement prior to the Second Amendment, except that in the case of benefits payable upon termination of employment following a Change in Control (as defined in the Employment Agreement), the annual benefit that he is entitled to receive under his Enhanced Executive Retirement Plan will be increased to 45% of average compensation (rather than 40% or 35% of average compensation, as applicable).
     Except as amended by the Second Amendment, the Employment Agreement continues in full force and effect, including, without limitation the provisions relating to covenant not to compete and non-solicitation of customers and employees.
     The foregoing descriptions of the Employment Agreement and the Second Amendment are qualified in their entirety by copies of such agreements, which are filed as exhibits hereto.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:

10.1	Employment Agreement, dated as of January 30, 2003, between Sovereign Bancorp, Inc. and Joseph P. Campanelli (Incorporated by reference to Exhibit 10.14 to Sovereign Bancorp’s Annual Report on Form 10-K, SEC File No. 001-16581, for the fiscal year ended December 31, 2002).

10.2	Agreement to Amend, dated May 30, 2006, between Sovereign Bancorp, Inc. and Joseph P. Campanelli.

10.3	Amendment #2 to Employment Agreement, dated as of October 10, 2006, between Sovereign Bancorp, Inc. and Joseph P. Campanelli.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: November 14, 2006	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, dated as of January 30, 2003, between Sovereign Bancorp, Inc. and Joseph P. Campanelli (Incorporated by reference to Exhibit 10.14 to Sovereign Bancorp’s Annual Report on Form 10-K, SEC File No. 001-16581, for the fiscal year ended December 31, 2002)

10.2	Agreement to Amend, dated May 30, 2006, between Sovereign Bancorp, Inc. and Joseph P. Campanelli

10.3	Amendment #2 to Employment Agreement, dated as of October 10, 2006, between Sovereign Bancorp, Inc. and Joseph P. Campanelli